Exhibit 16.1

[LOGO] ERNST & YOUNG      o Ernst & Young LLP            o Phone: (414) 273-5900
                            875 East Wisconsin Avenue      Fax:   (414) 223-7200
                            Milwaukee, Wisconsin 53202     www.ey.com

June 2, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated June 3, 2005, of Third Wave Technologies, Inc. and are in agreement with the statements contained in the second through fourth paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                         /s/ Ernst & Young LLP



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